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                               EXHIBIT 10.6


                         Warrant Purchase Agreement
                                  between
                               PCBG and TBOH
                                   dated
                               July 30, 1998







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EXHIBIT C                   WARRANT PURCHASE AGREEMENT

     This WARRANT PURCHASE AGREEMENT (the "Agreement"), dated as of July 30, 1998, between Pacific Community Banking Group, a California corporation ("PCBG"), and Bank of Hemet, a California corporation ("BOH") is made with reference to the following:

                                    RECITALS

     A. PCBG and BOH have entered into an Agreement and Plan of Reorganization dated July 30, 1998 (the "Merger Agreement") whereby BOH would be merged with PCBG Merger Corporation, a proposed subsidiary of PCBG, and BOH would become a wholly-owned subsidiary of PCBG (collectively, the "Merger").

     B. As partial consideration to PCBG for entering into the Merger Agreement, BOH has agreed to issue to PCBG a warrant entitling the holder thereof to purchase up to 19.9% (or 210,800 shares) of the outstanding common stock of BOH ("Common Stock"), assuming the exercise of this Warrant, subject to such restrictions and conditions as may be imposed by bank regulatory authorities having jurisdiction over PCBG and BOH, respectively.

     C. Terms used herein and not otherwise defined shall have the meanings ascribed to them in Article VI hereof.

     In consideration of these premises and of the representations, covenants and agreements hereinafter set forth, BOH and PCBG hereby agree as follows:

                                     ARTICLE I
                            ISSUANCE AND SALE OF WARRANT

     Section 1.1 ISSUANCE AND SALE OF THE WARRANT. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, and in consideration for the execution and delivery of the Merger Agreement, BOH hereby issues to PCBG one or more warrants (such warrants, together with any warrants issued pursuant to Section 1.4, the "Warrants") entitling the holder thereof to purchase in the aggregate 210,800 duly authorized and newly issued shares of Common Stock, subject to adjustment as provided below. The Warrants being issued at the time of the execution of this Agreement will be evidenced by a single certificate in the form of Exhibit A hereto. All Warrants issued pursuant to
Section 1.4 will be evidenced by one or, at PCBG's request, more certificates in the form of Exhibit A hereto, dated the date of their issuance, exercisable at the adjusted exercise price at the time in effect for the Warrants issued pursuant to this Section 1.1.

     Section 1.2 WARRANT PRICE. The initial exercise price at which shares of Common Stock may be acquired pursuant to exercise of the Warrants shall be $46.50 per share (the "Warrant Price"), subject to adjustment as provided in
Section 1.4.

     Section 1.3    EXERCISE OF WARRANTS.

     (a) The Warrants may be exercised in whole or in part only after the occurrence of an Acquisition Event.

     (b) As used herein, an "Acquisition Event" means any of the following events:

          (i) any person (other than PCBG or an Affiliate of PCBG) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding Common Stock, and such person shall have consummated such tender offer or exchange offer;

          (ii) BOH, without having received PCBG's prior written consent or except as permitted by the Merger Agreement, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than PCBG or any Affiliate of PCBG to (A) effect a merger, consolidation or similar transaction involving BOH, (B) sell, lease or otherwise dispose of assets of BOH representing 10% or more of the consolidated assets of BOH, or
(C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of BOH (any of the foregoing an "Acquisition Transaction").

          (iii) any person (other than BOH or PCBG in a fiduciary capacity) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined in the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding Common Stock; or

          (iv) the holders of Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement and BOH's Board of Directors shall have withdrawn or modified in a manner adverse to PCBG the recommendation of BOH's Board of Directors with respect to the Merger Agreement, in each case after any person (other than PCBG) shall have
(A) publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction or (B) filed an application (or given a notice), whether in draft or final form, under the BHC Act or the Change in Bank Control Act for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (c) In the event PCBG is entitled to and wishes to exercise the Warrants, it shall send to BOH a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three Business Days nor later than 60 Business Days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, PCBG shall promptly file the required notice or application for approval, shall promptly notify BOH of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed.

     (d) At the closing referred to in subsection (c), PCBG shall pay to BOH the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Warrants in immediately available funds by wire transfer to a bank account designated by BOH, provided that failure or refusal of BOH to designate such a bank account shall not preclude PCBG from exercising the Warrants.

     (e) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (d), BOH shall deliver to PCBG a certificate or certificates representing the number of shares of Common Stock purchased by PCBG.

     (f) Upon the giving by PCBG to BOH of the written notice of exercise of the Warrants provided for under subsection (c) and the tender of the applicable purchase price in immediately available funds, PCBG shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of BOH shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to PCBG. BOH shall pay all expenses, and any and all federal, state and local taxes or other charges that may be payable in connection with the preparation, issue and delivery of stock certificates hereunder in the name of PCBG.

     Section 1.4 ADDITIONAL WARRANTS; ADJUSTMENTS TO WARRANT PRICE AND NUMBER OF SHARES. The number of shares to which the Warrants may be exercised and the Warrant Price shall be subject to adjustment as provided below:

     (a) ADDITIONAL WARRANTS. If BOH shall, on one or more occasions after the date hereof, issue additional shares of Common Stock, and if, as a result of any such

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issuance the shares of Common Stock issued or issuable upon the exercise of
Warrants issued pursuant to Section 1.1 hereof shall represent less than 19.9% of the outstanding Common Stock, assuming the exercise of all Warrants and all other options, warrants or other securities convertible into Common Stock, BOH shall issue to PCBG, promptly upon PCBG's demand, without further consideration, Warrants to purchase a number of authorized but unissued shares of Common Stock which, when added to the shares issued or issuable upon the exercise of such previously issued Warrants, would represent 19.9% as the case may be of the outstanding Common Stock.

     (b) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If BOH at any time or from time to time after the date of this Agreement effects a subdivision of the Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if BOH at any time or from time to time after the date of this Agreement combines the outstanding shares of Common Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (c) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event BOH at any time or from time to time after the date of this Agreement makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this subsection (c) as of the time of actual payment of such dividends or distributions.

     (d) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event BOH at any time or from time to time after the date of this Agreement makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of BOH other than shares of Common Stock, then in each such event provision shall be made so that the holders of Warrants shall receive upon exercise thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of BOH which they would have received had their Warrants been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of exercise of the Warrants, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 1.4.

     (e) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon the exercise of the Warrants is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this
Section 1.4), then and in any such event each holder of Warrants shall have the right thereafter to receive upon exercise of the Warrants the kind and amount of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Warrants might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided in this Section 1.4.

     (f) REORGANIZATION, MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 1.4), or a merger or consolidation of BOH with or into another corporation, or the sale of all or substantially all of BOH's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive upon exercise of the Warrants the number of shares of stock or other securities or property of BOH, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon exercise of the Warrants would have been entitled in such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 1.4 and the other terms and conditions with respect to the rights of the holders of the Warrants after the reorganization, merger, consolidation or sale to the end that the provisions of this Agreement, including this Section 1.4 (including adjustment of the Warrant Price then in effect and number of shares purchasable upon exercise of the Warrants) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

     (g)   SALE OF SHARES BELOW WARRANT PRICE.

          (i) If at any time or from time to time after the date of this Agreement, BOH issues or sells, or is deemed by the express provisions of this subsection (g) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (c) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (b) above, for an Effective Price (as hereinafter defined) less than the Warrant Price (or, if an adjusted Warrant Price shall be in effect by reason of a previous adjustment, then less than such adjusted Warrant Price) then and in each such case the then existing Warrant Price shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by multiplying that Warrant Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock Deemed Outstanding at the close of business on the day next preceding the date of such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received (or by express provision hereof deemed to have been received) by BOH for the total number of Additional Shares of Common Stock so issued would purchase at such Warrant Price, and (ii) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding at the close of business on the date of such issuance after giving effect to such issuance of Additional Shares of Common Stock. For purposes of this paragraph (i), "Common Stock Deemed Outstanding" at any given time shall mean the sum of (1) the number of shares of Common Stock actually outstanding at that time, (2) the number of Additional Shares of Common Stock then deemed to have been issued under paragraphs (iii) or (iv) of this subsection (g) and (3) the number of shares of Common Stock then issuable upon exercise of stock options to the extent not already deemed to have been issued under paragraphs (iii) or (iv) of this subsection (g).

          (ii) For the purpose of making any adjustment required under this subsection (g), the consideration received by BOH for any issuance or sale of securities shall (i) to the extent it consists of cash be computed at the net amount of cash received by BOH after deduction of any expenses payable by BOH and any underwriting or similar commissions, compensation or concessions paid or allowed by BOH in connection with such issue or sale, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board and (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of BOH for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

          (iii) For the purpose of the adjustment required under this subsection (g), if at any time or from time to time after the date of this Agreement BOH issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then in each case BOH shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by BOH for the issuance of such rights or options or Convertible

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Securities plus, in the case of such options or rights, the amounts of consideration, if any, payable to BOH upon the exercise of such options or rights and, in the case of Convertible Securities, the amounts of consideration, if any, payable to BOH upon conversion (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Warrant Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire or be canceled without having been exercised, the Warrant Price adjusted upon the issuance of such options, rights or Convertible Securities shall be readjusted to the Warrant Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or optionsor rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by BOH upon such exercise, plus the consideration, if any, actually received by BOH for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by BOH (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

          (iv) For the purpose of the adjustment required under this subsection (g), if at any time or from time to time after the date of this Agreement BOH issues or sells any rights or options for the purchase of Convertible Securities, then in each such case BOH shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by BOH for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to BOH upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to BOH (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the Warrant Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of paragraph (iii) above for the readjustment of the Warrant Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply in like manner to the rights, options and Convertible Securities referred to in this paragraph (iv).

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          (v)   "Additional Shares of Common Stock" shall mean all shares of
Common Stock issued by BOH after the date of this Agreement whether or not subsequently reacquired or retired by BOH, other than (i) shares of Common Stock issued upon exercise of the Warrants and (ii) shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause or shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded, or shares issued by way of dividend or other distribution on, or resulting from any subdivision or combination of, shares of Common stock excluded from the definition of "Additional Shares of Common Stock" by the foregoing provision. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by BOH under this subsection (g), into the aggregate consideration received or deemed to have been received by BOH for such issue under this subsection (i).

                                     ARTICLE II
                   REPURCHASE OF WARRANTS AND LIMITATIONS ON SALE

     Section 2.1    REPURCHASE OF WARRANTS.

     (a) Prior to the occurrence of an Acquisition Event, BOH shall have no right to repurchase the Warrants and PCBG shall have no right to require BOH to repurchase the Warrants.

     (b) At any time after the occurrence of an Acquisition Event, BOH shall have the right to purchase (or to cause a person designated by BOH to purchase), and PCBG shall have the right to require that BOH repurchase (or, if BOH shall so elect, cause a person designated by BOH to purchase), (i) all (but not fewer than all) the Warrants at the time beneficially owned by PCBG and its Affiliates at the Warrant Call Price in effect for such Warrants on the date of closing (as provided below) and (ii) all (but not fewer than all) of the shares of Common Stock purchased by PCBG and its Affiliates pursuant to this Agreement with respect to which PCBG has beneficial ownership at a price equal to the aggregate Market Value for such shares as of the date of closing (as provided below). Any purchase pursuant hereto shall take place on a Business Day specified in a notice given by BOH to PCBG or by PCBG to BOH, as the case may be (but in no event prior to the 30th day following the date of any such notice to PCBG or later than the 30th day following the date of any such notice to BOH).

     (c)  The closing of any repurchase of Warrants pursuant to this Section
2.1 shall take place at 10:00 a.m. Laguna Hills Time, on the date set forth in the applicable notice given by BOH or PCBG, as the case may be, at the office of PCBG at the address set forth in Section 8.1. The amount payable to PCBG and its Affiliates upon any repurchase of Warrants shall be paid in lawful money of the United States by a federal funds check or a wire transfer of immediately available funds to an account designated

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by PCBG. Upon receipt of such payment, PCBG shall deliver or cause to be delivered to BOH the certificates representing all the Warrants being repurchased free and clear of any liens, security interests, charges or encumbrances.

     Section 2.2 CERTAIN DETERMINATIONS OF MARKET VALUE. The calculation of the Market Value, as required herein, shall be calculated in accordance with this Section 2.2. In the event that Market Value is to be determined pursuant to the terms hereof and there is not an established trading market for shares of Common Stock, or more than 50% of the outstanding shares of Common Stock are held beneficially or of record by persons, each of whom owns (individually or together with members of any group of which such persons are members) 5% or more of the outstanding shares of Common Stock, then PCBG may elect to have an investment banking firm mutually agreeable to BOH and PCBG determine (i) whether, in the opinion of such investment banking firm, as a result of the absence of an established trading market or the concentration of stock holdings, Market Value (determined in accordance with the provisions of the definition of Market Value in Article VI) does not accurately reflect the fair market value of a block of 1,000 shares of Common Stock on the date as of which Market Value is to be determined, and (ii) if such investment banking firm determines that Market Value (as so determined) does not accurately reflect such fair market value, such investment banking firm shall make determination of the fair market value of a share of Common Stock on the date as of which Market Value is to be determined, based on whatever factors it deems relevant, as soon as possible and shall promptly give written notice to PCBG and BOH of its determination. The fees of such investment banking firm in connection with such determination shall be paid by PCBG. Such determination shall be final and binding on the parties hereto and the fair market value so determined shall, if higher than the Market Value that would otherwise apply, be the Market Value of a share of Common Stock. In the event such determination is not transmitted to PCBG and BOH prior to the scheduled closing date with respect to any repurchase of Warrants or Common Stock, the scheduled closing of such transaction shall not be postponed, and BOH shall make such payments on the closing date as are required based on the Market Value of a share of Common Stock determined as if PCBG had not made an election under this Section 2.4. Within three Business Days after such investment banking firm's determination is made and conveyed to PCBG and BOH in writing, BOH shall make a payment to PCBG, or PCBG shall make a payment to BOH, as the case may be, equal to the difference between the amount paid on the closing date and the amount that would have been so payable had such amount been determined on the basis of such investment banking firm's determination of the Market Value of a share of Common Stock.

                                    ARTICLE III
                     RESTRICTIONS ON TRANSFERABILITY OF STOCK;
                       COMPLIANCE WITH SECURITIES ACT OF 1933

     Section 3.1 RESTRICTIONS ON TRANSFERABILITY. The Warrants acquired by PCBG or any Affiliate of PCBG pursuant to this Agreement and the Common Stock issuable upon

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

exercise of such Warrants and any shares of capital stock received or issued in respect thereof, including, without limitation, securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (such Warrants and all such shares of Common Stock and securities being collectively called the "Restricted Stock") shall not be hypothecated, nor shall any claim or liability exist, nor shall any agreement, written or oral, be entered into by PCBG or any Affiliate of PCBG which would cause any claim or liability to exist with respect to the Restricted Stock, and the Restricted Stock shall not be transferred except upon the conditions, to the extent applicable, specified in this Article III. PCBG will cause any proposed transferee of Restricted Stock held by PCBG or any other Affiliate of PCBG to agree to take ownership of such Restricted Stock subject to the provisions, to the extent applicable, of this Article III; provided, however, that the provisions of this Article shall cease to apply to any Restricted Stock which shall have been sold in a registered public offering in accordance with the provisions of this Article III. PCBG represents that it is purchasing the Restricted Stock for its own account and not with a view to or for sale in connection with any distribution of such Restricted Stock.

     Section 3.2    RESTRICTIVE LEGEND; NOTICE OF PROPOSED TRANSFERS.

     (a) Each certificate representing Restricted Stock shall (unless otherwise permitted by the provisions of paragraph (b) of this Section) be stamped or otherwise imprinted with a legend in substantially the following form:

     THESE SHARES/WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES/WARRANTS MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SAID ACT OR (ii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE. THE TRANSFERABILITY OF THESE SHARES/ WARRANTS IS FURTHER SUBJECT TO THE PROVISIONS OF A WARRANT PURCHASE AGREEMENT DATED AS OF JULY 30, 1998, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE SECRETARY OF THE BANK OF HEMET.

     (b) Each holder of a certificate representing Restricted Stock by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.2(b). Prior to any proposed transfer of any Restricted Stock other than pursuant to a registration under the Securities Act, the holder thereof shall give written notice to BOH of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer of the Restricted Stock to be transferred and shall be accompanied by an unqualified written opinion of counsel reasonably satisfactory to BOH to the effect that such proposed transfer may be effected without registration under the Securities Act. Subject to Section 3.11 hereof, upon delivery to BOH of such notice and such opinion of counsel, the holder of such Restricted Stock shall be entitled to transfer such Restricted Stock in accordance with the terms of such notice delivered by the holder to BOH. Each certificate evidencing Restricted Stock transferred as above provided shall bear the appropriate restrictive legend set forth in paragraph (a) above, except that such certificate shall not bear such restrictive legend if the opinion of counsel referred to above shall be to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

     Section 3.3 NO TRANSFERS PRIOR TO ACQUISITION EVENT. Notwithstanding anything to the contrary set forth in this Agreement or the Restricted Stock, neither PCBG nor any Affiliate of PCBG shall sell, transfer or otherwise dispose of all or any portion of the Warrants owned by it, other than to an Affiliate of PCBG, except after the occurrence of an Acquisition Event; provided, however, that following an Acquisition Event, if BOH or PCBG shall give notice of its election to exercise its rights under Section 2.1, then such right of PCBG and its Affiliates to sell, transfer or otherwise dispose of the Restricted Stock shall no longer be exercised unless BOH shall have defaulted in its obligation to repurchase such Restricted Stock on the date specified in any notice.

     Section 3.4    LIMITATIONS ON TRANSFEREES AND MANNER OF TRANSFER.

     (a) In the event that PCBG and its Affiliates become entitled pursuant to the provisions of Section 3.3 to sell, transfer or otherwise dispose of Restricted Stock, such Restricted Stock may be sold or transferred (subject to Section 3.11 hereof) only (i) to a third party (or a third party and its Affiliates) in a transaction which complies with the provisions of paragraph
(b) of this Section or (ii) to one or more underwriters or dealers in connection with a broad public distribution complying with the provisions of paragraph (c) of this Section of the shares of Common Stock issuable pursuant to the exercise of the transferred Warrants (such shares being hereinafter referred to as the "Underlying Shares"). The provisions of this Section shall only apply to sales, transfers or dispositions by PCBG and its Affiliates, and shall not apply to sales, transfers or dispositions by transferees of PCBG or its Affiliates (except that any sale or disposition by dealers or underwriters shall be conducted in accordance with the applicable provisions of this Section and further except that all resales shall be made in accordance with the Securities Act).

     (b) PCBG and its Affiliates shall be entitled, subject to the other applicable provisions of this Article III (including Section 3.11) and
Section 2.1, to sell or transfer Restricted Stock in one or more transactions exempt from the registration requirements of Section 5 of the Securities Act. For purposes of the immediately preceding sentence, it shall be assumed that all Warrants, if any, that already have been sold or transferred by PCBG and its Affiliates are still outstanding and have not been exercised in whole or in part to purchase shares of Common Stock.

     (c) Warrants owned by PCBG and its Affiliates, unless sold to BOH or an Affiliate of BOH or in compliance with paragraph (b) of this Section, may only be sold or transferred to one or more underwriters or dealers in accordance with the provisions of this paragraph. PCBG and its Affiliates may, subject to the terms and conditions set forth in this paragraph (c), sell or transfer Warrants in whole or in part to one or more underwriters or dealers who agree in writing with PCBG, prior to the effective time of any such sale or transfer, to exercise such Warrants and offer and sell the Underlying Shares either (i) to the public in a public offering registered under the Securities Act (or any successor federal securities laws) pursuant to a distribution, or (ii) in other transactions complying with the requirements of paragraph (b) above. Notwithstanding any other provision of this Agreement to the contrary, the exercise of any Warrants transferred to underwriters or dealers in accordance with this Section and the acquisition by such underwriters or dealers of shares of Common Stock pursuant to such exercise may be made simultaneously on the date of the closing of the sale or transfer by PCBG or its Affiliates of the relevant Warrants to such underwriters or dealers, provided BOH is given written notice of the date of such closing at least five Business Days prior thereto. At any such closing, against payment of the exercise price for shares of Common Stock to be acquired pursuant to the exercise of Warrants, BOH will deliver or cause to be delivered certificates representing the Underlying Shares to such underwriters or dealers, in such names and denominations as it or they shall designate not fewer than two Business Days prior to such closing.

     Section 3.5 "DEMAND" REGISTRATION. From and after such date as PCBG and its Affiliates become entitled pursuant to Section 3.4 to sell or transfer any Restricted Stock, BOH shall, if requested by PCBG, as expeditiously as possible, use its best efforts to effect the registration of the Restricted Stock (which BOH has been requested to register on a form in general use under the Securities Act (or any successor federal securities law) selected by BOH, in order to permit the sale or other disposition of such Restricted Stock in accordance with the intended method of sale or other disposition set forth in the request (subject to the provisions of Section 3.4(c)). The right to require registration of the Restricted Stock under this
Section 3.5 may only be exercised once unless PCBG is advised in writing by its investment banking firm (a copy of which advice shall be supplied to BOH) that, in the opinion of such firm, an additional or two additional registrations are appropriate to maximize the benefits to PCBG of the proposed distribution of Restricted Stock, in which event PCBG may exercise once or twice more, as applicable, its rights under this Section 3.5. Upon the issuance of a stop order or injunction, BOH may withdraw any such registration statement and abandon the proposed offering which PCBG shall have demanded, in which case PCBG's right shall be reinstated.

     Section 3.6 "PIGGYBACK" REGISTRATION. From and after such date as PCBG and its Affiliates become entitled pursuant to Section 3.4 to sell or transfer any Restricted Stock, if at any time BOH proposes to register any of its securities under the Securities Act (or any successor federal securities law), whether or not for sale for its own account (except with respect to registration statements filed with respect to the issuance of securities under employee benefit plans), it will give written notice to PCBG of its intention to do so. Upon the written request of PCBG, given within 15 calendar days after receipt of BOH's notice, BOH will use its best efforts to cause to be included in the shares to be covered by the registration statement proposed to be filed by BOH, in accordance with the request of PCBG, the Restricted Stock to be sold by dealers or underwriters in accordance with the provisions of Section 3.4; provided, however, that BOH need not include such Restricted Stock in such registration statement if BOH is advised in writing by its investment banking firm (a copy of which advise shall be supplied to PCBG) that the inclusion of such securities shall, in the opinion of such firm, materially interfere with the orderly sale and distribution of the BOH securities being sold by it. BOH may, in its sole discretion and without the consent of PCBG, withdraw any such registration statement and abandon the proposed offering in which PCBG shall have requested to participate pursuant to this Section.

     Section 3.7    REGISTRATION PROCEDURES AND EXPENSES.

     (a) If and whenever BOH is required by the provisions of this Article III to use its best efforts to effect the registration of any of the Restricted Stock under the Securities Act (or any successor federal securities law), PCBG and its Affiliates (including the underwriters in the case of a registration of Underlying Shares) (individually referred to as a "selling holder" or "holder" and collectively referred to as "selling holders" or "holders") will furnish in writing such information as is reasonably requested by BOH for inclusion in the registration statement relating to such offering and such other information and documentation as BOH shall reasonably request, and BOH will, as expeditiously as possible:

          (i) prepare and file with the SEC or any other federal agency at the time administering the Securities Act (or a successor federal securities law) a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities, but not exceeding 90 days;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act;

          (iii) furnish to each selling holder of Restricted Stock being registered such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act (or any successor federal securities law), and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock being registered owned by such seller;

          (iv) furnish, at the request of any holder or holders of securities being registered pursuant to this Article III, on the date that such securities are delivered to the underwriters for sale pursuant to such registration or if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective (A) an opinion dated such date of independent counsel representing BOH for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, stating that such registration statement has become effective under the Securities Act (or such successor law) and that
(a) to the best of the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act (or such successor federal securities law); (b) the registration statement, the related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act (or such successor law) and the applicable rules and regulations of the SEC thereunder, except that such counsel need express no opinion as to financial information or information provided by selling holders contained therein; (c) such counsel (subject to such customary limitation on the scope of their investigation as shall be set forth in such opinion) has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading except that such counsel need express no opinion as to financial information or information provided by selling holders contained therein; (d) the descriptions in the registration statement and in the prospectus, or any amendment or supplement thereto, of all legal and governmental matters and all contracts and other legal documents or instruments are accurate and fairly present the information required to be shown; and (e) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed as required; and (B) a letter dated such date, from the independent certified public accountants of BOH, addressed to the underwriters, if any, and to the holder or holders by or on behalf of whom a request is made, stating that they are independent certified public accountants within the meaning of the Securities Act (or such successor law) and that in the opinion of such accountants the financial statements and other financial data of BOH included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act (or such successor law). Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holder of Restricted Stock being registered may reasonably request;

          (v) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each such selling holder of such Restricted Stock shall reasonably request and do any and all other acts and things which may be necessary or reasonably desirable to enable such seller to consummate the public sale or other disposition in such jurisdictions as may be requested by such seller; provided, however, that BOH shall have no obligation to qualify to do business in any jurisdiction or to file a general consent to service of process in any jurisdiction;

         (vi) notify each selling holder of Restricted Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act (or any successor Federal securities law), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

         (viii) provide a transfer agent and registrar for all Restricted Stock covered by such registration statement not later than the effective date of such registration statement;

          (ix) use its best efforts to list all Common Stock covered by such registration statement on each securities exchange, if any, on which any of the Common Stock is then listed (unless such Common Stock is already so listed) if such listing is then permitted under the rules of such exchange or with the NASDAQ, National Market System; and

          (x) undertake to take such further actions as may be reasonably requested by the underwriters.

     (b) If any registration statement pursuant to Section 3.5 or 3.6 shall have been declared effective and, in the judgment of BOH, (A) any event shall occur or state of facts exist (other than as described in clause (B)) which requires a notice to the selling holders of Restricted Stock pursuant to clause (vi) of paragraph (a) of this Section 3.7 or (B) the offering at the time of Restricted Stock pursuant to such registration statement would adversely affect, or would be improper in view of, a public offering, financing, reorganization, recapitalization, merger, consolidation, acquisition, or other similar transaction, or negotiations, discussions or pending proposals with respect thereto, immediately upon receipt of notice to such effect from BOH, PCBG shall cease to offer or sell any Restricted Stock registered thereunder and cease to deliver or use the prospectus in use thereunder. In the case of any matter described in clause (A), BOH shall, as promptly as practicable, furnish to each selling holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In the case of any matter described in clause (B), BOH shall promptly notify PCBG at such times as, in BOH's judgment, such offering may be recommended (which shall be no later than 90 days following such suspension); provided that PCBG may, in its sole discretion, discontinue such offering with respect to the Restricted Stock covered thereby, in which event PCBG shall be entitled to "demand" registration rights hereunder to the full extent as if such offering had not been requested.

     All expenses incurred by BOH in complying with Sections 3.5 and 3.6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for BOH, the expense of any special audits incident to or required by such registration, and blue sky fees and expenses are herein called "Registration Expenses," except for all underwriting discounts and selling commissions applicable to the sales, all fees and disbursements of counsel for any selling holder or holders (including counsel designated by any seller for a "due diligence" investigation of BOH), all of which are herein called "Selling Expenses." BOH shall pay all Registration Expenses and the selling holder or holders of Restricted Stock being registered shall pay all Selling Expenses.

     Section 3.8 INDEMNIFICATION. In the event of a registration of any of the Restricted Stock under the Securities Act (or any successor Federal securities law) pursuant to this Article III, BOH will indemnify and hold harmless each underwriter of such Restricted Stock, PCBG and its Affiliates as the transferors of the Restricted Stock or any portion thereof to underwriters, and each other person, if any, who controls such seller, assignor or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter, assignor or controlling person may become subject under the Securities Act (or such successor law) or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock shall have been registered under the Securities Act (or such successor law), any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such seller, transferor and underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that BOH will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to BOH through an instrument execute by such seller, transferor or underwriter specifically for use in the preparation thereof; and provided further that if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, BOH shall not have any such liability with respect thereto to such seller, transferor or underwriter or any person who controls such seller, transferor or underwriter within the meaning of Section 15 of the Securities Act if such seller, transferor or underwriter or any person on their behalf delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person.

     In the event of any registration of any Restricted Stock under the Securities Act (or a successor Federal securities law) pursuant to this
Article III, each seller of such Restricted Stock (other than any underwriter or dealer purchasing Underlying Shares), and PCBG and its Affiliates, as transferors of Restricted Stock, severally and not jointly, will indemnify and hold harmless BOH, each person, if any who controls BOH within the meaning of Section 15 of the Securities Act, each officer of BOH who signs the registration statement and each director of BOH against any and all such losses, claims, damages, or liabilities arising out of or based upon any untrue statement or alleged untrue statement in or omission or alleged omission from any such registration statement, prospectus, amendment or supplement, if the untrue statement or omission or alleged untrue statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to BOH by or on behalf of such seller or transferor specifically for use in connection with the preparation of such registration statement, preliminary prospectus, prospectus, amendment or supplement; provided, however, that, if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, such seller or transferor shall not have any such liability with respect thereto to BOH, any person who controls BOH within the meaning of Section 15 of the Securities Act, any officer of BOH who signed the registration statement or any director of BOH if BOH or any person on their behalf delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person; and provided further that the liability of any such seller or transferor so to indemnify shall be limited to an amount equal to the net profit received by such seller upon the sale of such Restricted Stock, or if the Warrant is sold, the profit on the sale of the Warrant, pursuant to such registration statement, or by such transferor from the seller, as the case may be.

     Payments in respect of indemnifications required by this Section 3.8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. Any party which proposes to assert the right to be indemnified under this Section 3.8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 3.8, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 3.8. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party, when and as incurred, unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest beteen the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action. An indemnifying party shall not be liable for employed counsel to assume the defense of such action. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In no event shall an indemnifying party be required to pay for more than one counsel for an indemnified party, exclusive of local counsel.

     Section 3.9 OBLIGATIONS OF BOH WITH RESPECT TO UNDERWRITTEN OFFERING. In the event that Restricted Stock shall be sold pursuant to a registration statement in an underwritten offering pursuant to Section 3.5, BOH agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including, without limiting the generality of the foregoing, customary provisions with respect to indemnification by BOH of the underwriters of such offering. BOH shall have the right to approve the managing underwriters for such offering (which in no event shall include an affiliate of PCBG); provided, however, that such approval shall not be unreasonably withheld.

     Section 3.10 RULE 144 REQUIREMENTS. BOH shall undertake to make publicly available and available to the holders of Restricted Stock, pursuant to Rule 144 of the SEC under the Securities Act, such information as shall be necessary, and to take such further action as any such holder may reasonably request, to enable the holders of Restricted Stock to make sales of Restricted Stock pursuant to the Rule. BOH shall furnish to any holder of Restricted Stock upon request (after the preceding sentences shall have become applicable), a written statement executed by BOH as to the steps it has taken to comply with the current public information requirements of Rule 144.

     Section 3.11   RIGHTS OF FIRST REFUSAL.

     a) In the event PCBG or its Affiliates intend, at any time after the occurrence of an Acquisition Event to sell, transfer or dispose of any Restricted Stock (other than to an Affiliate of PCBG in a transaction not intended to circumvent the transfer restrictions contained in this Agreement) other than (i) pursuant to a sale or transfer of Warrants to one or more underwriters or dealers in accordance with Section 3.4(c) (in which case
Section 3.11(b) shall govern) or (ii) at any time after BOH has failed for any reason to repurchase such Restricted Stock pursuant to Article II hereof on the closing date scheduled for such repurchase, then:

          (i) PCBG shall notify BOH in writing of its or its Affiliate's intention to sell, transfer or dispose of such Restricted Stock specifying the number of shares or amount of Warrants, as the case may be, proposed to be disposed of, the identity or identities of the prospective purchaser or purchasers thereof, the proposed purchase price therefor and the material terms of any agreement relating thereto (the "Sale Notice"); and

          (ii) BOH shall have the right, by written notice of its exercise of its right of first refusal given to PCBG within 15 calendar days after BOH's receipt of such notice of intention from PCBG, to purchase (or to cause a Person designated by BOH to purchase) all, but not less than all of, the Restricted Stock specified in such notice of intention for cash at the gross price set forth therein (including broker's commissions and other transaction costs of PCBG or its Affiliate to be paid or absorbed by the prospective purchaser) if the terms set forth in such notice of intention provide for a cash sale. If the purchase price specified in such notice of intention include any property other than cash, the purchase price at which BOH shall be entitled to purchase shall be (x) the amount of cash included in the purchase price specified in such notice of intention plus (y) property, to the extent feasible, substantially similar to the property described in such notice of intention and in any case of equivalent value to such property (as agreed to by BOH and PCBG, or as determined by a nationally recognized investment banking firm selected by PCBG and BOH).

     If BOH shall have exercised its right of first refusal under this paragraph (a) (including the designation of another purchaser as referred to in the next subparagraph), the closing of the purchase of the Restricted Stock as to which such right BOH shall have been exercised shall take place as promptly as practicable, but in no event more than 10 Business Days after BOH gives notice of such exercise, and if such closing does not occur within such 10 days, such right of first refusal provided for herein (including any assignment thereof) shall be null and void and of no further force and effect with respect to such Restricted Stock and this Section 3.11 shall no longer apply to any sale or disposition or proposed sale or disposition of such Restricted Stock; provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, BOH shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated, or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed.

     If BOH elects not to exercise, or fails to exercise or cause to be exercised, its right of first refusal provided in this paragraph (a) within the time specified for such exercise or if the Federal Reserve Board or any other regulatory authority disapproves of BOH's proposed purchase, PCBG and its Affiliates shall be free thereafter for a period of 90 days to consummate the sale, transfer or other disposition with any purchaser or purchasers of the Restricted Stock who shall have been specified in the sale notice at the price (or at any price in excess of such price) and on substantially the terms specified therein.

     The right of first refusal provided for in this paragraph (a) may only be exercised with respect to the initial sale, transfer or other disposition of the Restricted Stock by PCBG or an Affiliate (whether in blocks or as a whole) to a person that is not an Affiliate of PCBG and not to subsequent sales, transfers or other dispositions by purchasers of Restricted Stock.

     (b) If PCBG or its Affiliates at any time propose to transfer any Warrants to any underwriters or dealers pursuant to the provisions of Section 3.4, other than at any time after BOH has failed for any reason to repurchase such Warrants pursuant to Article II hereof on the closing date scheduled for such repurchase, then PCBG shall first notify BOH in writing of such intention, specifying the Warrants which it proposes to sell or transfer and the name or names of the proposed dealers or of the proposed managing underwriters in the underwriting syndicate to which the sale or transfer is proposed to be made. BOH shall have the right, exercisable by written notice given to PCBG 15 calendar days after BOH's receipt of notice from PCBG pursuant to the immediately preceding sentence, to repurchase, or to cause a third party designated by BOH to purchase, all, but not fewer than all, the Warrants proposed to be sold or transferred on the terms and conditions hereinafter set forth. Any notice given by BOH of exercise of its repurchase rights under this paragraph (b) shall specify a place in Orange or Riverside Counties and a Business Day not earlier than 10 days and not later than 15 days after the date of such notice for the closing of the repurchase of the Warrants being repurchased. The purchase price payable to BOH or its designee for the repurchase of

Warrants pursuant to this paragraph (b) shall be a cash price equal to the product of (x) the number of Underlying Shares covered by the relevant Warrants (calculated as of the date of the closing of the repurchase) and (y) the Share Price on such date. At the closing of a sale of Warrants pursuant to the foregoing provisions, BOH or its designee will make payment to PCBG of the aggregate price for the Warrants to be repurchased in one of the manners set forth in Section 2.1(c). At such closing, PCBG shall deliver to BOH or its designee the certificates representing the Warrants to be repurchased and BOH shall deliver to PCBG replacement certificates representing the Warrans (if any) which are not to be repurchased but were covered by the certificate or certificates surrendered by PCBG. Any election by BOH pursuant to this paragraph to exercise its repurchase rights in respect of Warrants shall be irrevocable. In the event BOH fails timely to exercise its repurchase rights in respect of Warrants within the period specified above during which it must do so or notifies PCBG in writing prior to the expiration of such period that it does not intend to exercise such rights or its designee fails to repurchase Warrants on the date set for the closing of such a purchase, PCBG and its Affiliates shall be free thereafter to consummate the sale and transfer of the Warrants specified in this notice to BOH under this paragraph to any underwriters or dealers who agree to exercise the Warrants and sell the Underlying Shares in accordance with the provisions of Section 3.4(c), and this Section 3.11 shall no longer apply to such sale or transfer of such Warrants.

     (c) PCBG shall have the right to withdraw any notice given by it pursuant to this Section 3.11 at any time before BOH shall have given notice of its intention to exercise its right of first refusal hereunder (including by designation of another purchaser).

                                     ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF BOH

     BOH represents and warrants to PCBG that:

     Section 4.1    AUTHORIZATION OF AGREEMENT; NO CONFLICTS.

     (a) The execution and delivery of this Agreement by BOH and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BOH. This Agreement has been duly executed and delivered by BOH and constitutes a valid and binding obligation of BOH, enforceable in accordance with its terms.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of or default or loss of a material benefit under any provision of the articles of incorporation, articles or association or bylaws of BOH or, except for the necessity of obtaining Requisite Regulatory Approvals, any material mortgage, indenture, lease agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BOH or their respective properties, other than any such conflict, violation, default or loss which will not have a material adverse effect on BOH. No material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by BOH or the consummation by BOH of the transactions contemplated hereby except for any approvals required to be obtained pursuant to the BHC Act or the Policy Statement of the Board of Governors of the Federal Reserve System on Nonvoting Equity Investments by Bank Holding Companies, 12 C.F.R. Section
225.143 (the "FRB Guidelines"), or any other applicable laws, for the execution and delivery of this Agreement and the issuance of the Warrants by BOH.

     Section 4.2 AUTHORIZED STOCK. BOH has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Common Stock upon the exercise of the Warrants terminates, will have reserved for issuance, upon exercise of the Warrants, shares of Common Stock necessary for PCBG to exercise the Warrants, and BOH will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued pursuant to this Agreement. The shares of Common Stock to be issued upon due exercise of the Warrants, including all additional shares of Common Stock or other securities which may be issuable pursuant to this Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of BOH.

                                     ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF PCBG

      PCBG represents and warrants to BOH that:


     Section 5.1    DUE EXECUTION OF AGREEMENT; NO CONFLICTS.

     (a) This Agreement has been duly executed and delivered by PCBG and constitutes a valid and binding obligation of PCBG, enforceable in accordance with its terms.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the certificate of incorporation or By-laws of PCBG or, except for the necessity of obtaining Requisite Regulatory Approvals, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order decree, statute, law, ordinance, rule or regulation applicable to PCBG or its respective properties, other than any such conflict, violation, default or loss which (i) will not have a material adverse effect on PCBG and its Subsidiaries taken as a whole. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by PCBG or the consummation by PCBG of the transactions contemplated hereby, except for (a) filings required in order to obtain Requisite Regulatory Approvals, and (b) any approvals required to be obtained pursuant to the BHC Act, or the FRB Guidelines or any other applicable law for the execution and delivery of this Agreement by BOH, PCBG and the issuance of the Warrants.

                                     ARTICLE VI
                                    DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the meanings set forth below.

     "Affiliate" or "affiliate" shall mean, with respect to any corporation, any person that, directly or indirectly, controls or is controlled by or is under common control with such corporation.

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of California, on which banks are open for substantially all their banking business in Laguna Hills, California..

     "Change in Bank Control Act" means the Change in Bank Control Act of 1978, as amended.

     "Covered Shares" shall mean on any date, with respect to any Warrants, the maximum number of shares of Common Stock that would be purchasable upon the exercise on such date of such Warrants, assuming that such Warrants may be exercised on such date to purchase the maximum number of shares of Common Stock purchasable pursuant to the terms thereof (including the limitations contained in the second paragraph of the certificate evidencing each such Warrant) without regard to any provision therein (other than such limitations) or in this Agreement or in any law limiting the right of any holder of such Warrants to acquire shares otherwise purchasable thereunder.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality.

     "Market Value" shall mean, on any date, the average of the closing sale prices of a share of Common Stock on the principal securities exchange on which the Common Stock is traded, or, if the Common Stock is not at the time listed on any national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), on the 20 trading days immediately preceding the three trading days immediately preceding such date, (or such fewer number of trading days immediately preceding such date for which shares of Common Stock have been listed for trading on such exchange or quoted on NASDAQ); provided, however, that if PCBG seeks a determination of the fair market value of a share of Common Stock pursuant to the provisions of Section 2.2, Market Value shall, if required pursuant to the terms of such Section, mean the fair market value of a share of Common Stock on such date determined pursuant to such Section.

     "Person" or "person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Regulatory Authority" shall mean any United States federal or state government or governmental authority the approval of which is legally required for consummation of the Merger.

     "Requisite Regulatory Approvals" shall mean all material permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the issuance of the Covered Shares under applicable federal laws of the United States or applicable laws of any state having jurisdiction over PCBG or BOH.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Share Price" shall mean, with respect to any Warrants, the amount by which, on the date of the Acquisition Event triggering the exercisability of the Warrants(i) the Warrant Price on such date is less than (ii) the greatest of:

          (i)   the Market Value of a share of Common Stock on such date; and

          (ii) the highest price paid on or prior to such date for a share of Common Stock (including in any merger or consolidation) by a purchaser or group of purchasers acting in concert of 50% or more of the outstanding shares of Common Stock, or, in the case of a purchaser of 50% or more of the consolidated assets of BOH (as shown on the books of BOH), the Market Value of a share of Common Stock on the date of consummation of such asset acquisition.

     "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

     "Voting Stock" shall mean the stock entitling the holders thereof to vote in the election of the directors or trustees of the corporation, association, or other business entity in question, except that it shall not include any stock so entitling the holders thereof to vote only upon the happening of a contingency, whether or not such contingency has occurred.

     "Warrant Call Price" shall mean, when used with respect to any Warrant, the product of (i) the number of Covered Shares on such date and (ii) the Share Price on such date; provided that the Warrant Call Price with respect to any Warrant shall in no event exceed (x) the quotient obtained by dividing $5,000,000 by the number of Covered Shares subject to all the outstanding Warrants multiplied by (y) the number of Covered Shares subject to such Warrant.

                                    ARTICLE VII
                                    TERMINATION

     Section 7.1 TERMINATION. Subject to Section 7.2, this Agreement may be terminated in the following circumstances:

     (a) at the Effective Time of the Merger, as set forth in the Merger Agreement;

     (b) at the termination of the Merger Agreement prior to the occurrence of an Acquisition Event; or

     (c)  two years after the occurrence of an Acquisition Event.

     Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 7.1(c), the rights of the parties hereto shall forthwith become void; provided that, if this Agreement shall terminate pursuant to Section 7.1(c) and any party has filed an application to purchase securities with any regulatory authority, this Agreement shall not terminate as provided in Section 7.1(c), but shall remain in full force and effect until the day which is 30 Business Days (plus any applicable waiting periods) after the receipt or denial of regulatory approval or consent, at which time the Agreement shall then terminate.

     Section 7.3 INDEMNIFICATION FOR BREACH. Each party to this Agreement agrees to indemnify and hold harmless the other party against any loss, claim, damage or liability arising out of or based upon a Default of this Agreement by such defaulting party in accordance with the procedures set forth in the last paragraph of Section
3.8 of this Agreement.

                                    ARTICLE VIII
                                 GENERAL PROVISIONS

     Section 8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

     (a)  If to BOH:

               Mr. James B. Jaqua
               President and Chief Executive Officer
               The Bank of Hemet
               3715 Sunnyside Drive
               Riverside, California  92506
               Telecopier No.: (909) 784-5791

                With copies to:

               Gary S. Findley, Esq.
               Gary Steven Findley & Associates
               1470 Hundley
               Anaheim, California  92806
               Telecopier No.: (714) 630-7910

     (b) If to PCBG:

               Mr. E. Lynn Caswell
               Chairman and CEO
               Pacific Community Banking Group
               23332 Mill Creek Drive, Suite 230
               Laguna Hills, California  92653
               Telecopier No.: (949) 458-2086

               With copies to:

               Loren P. Hansen, Esquire
               Knecht & Hansen
               1301 Dove Street, Suite 900
               Newport Beach, California  92660
               Telecopier No.: (949) 851-1732

     Section 8.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors or the duly authorized committees thereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties hereto agree to make such amendments as may be necessary to respond to the request of any Regulatory Authority with respect to this Agreement.

     Section 8.4 WAIVER. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

     Section 8.5 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as contemplated in this Agreement, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; and (c) except as contemplated in this Agreement, shall not be assigned by operation of law or otherwise. BOH and PCBG agree that, except as required by law, it shall not issue any press release with respect to the transactions contemplated by this Agreement without consulting with each other party hereto.

     Section 8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, BOH and PCBG have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                       PACIFIC COMMUNITY BANKING GROUP



                                       By: /s/ E. Lynn Caswell
                                           ---------------------------
                                           E. Lynn Caswell
                                           Chairman and CEO





                                       THE BANK OF HEMET



                                       By: /s/ James B. Jaqua
                                           ---------------------------
                                           James B. Jaqua
                                           President



                                       By: /s/ Harold R. Williams, Jr.
                                           ---------------------------
                                           Secretary

                                EXHIBIT A



                                 WARRANT


No. 1

   July 30, 1998                                               210,800 Shares


                            THE BANK OF HEMET


     This is to certify that, for value received and subject to the terms and conditions provided for in a Warrant Purchase Agreement dated as of July 30, 1998 (the "Agreement") by and between The Bank of Hemet, a California corporation ("BOH"), and Pacific Community Banking Group, a California corporation ("PCBG"), pursuant to which PCBG and its assigns are entitled to purchase from BOH, on the terms and conditions set forth therein, 210,800 fully paid and nonassessable shares of common stock of BOH ("Common Stock"), subject to adjustment as provided in the Agreement. Terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     This Warrant may be exercised by the holder (except any holder which shall not be permitted by the Bank Holding Company Act of 1956, as amended ("BHC Act"), or other applicable law to own, or shall not have obtained all regulatory approvals required by such Act or other applicable law as a precondition to its ownership of, the shares of Common Stock covered hereby) as to the whole or any part of the shares of Common Stock covered hereby at any time when such exercise shall be permitted under the terms of this Warrant, by surrender of this Warrant at the principal office of BOH or at the office of any transfer agent for the Warrant and upon payment to BOH of the Warrant Price for shares so purchased by wire transfer to a bank account designated by BOH. Thereupon, this Warrant shall be deemed to have been exercised and the person exercising the same to have become a holder of record of shares of Common Stock (or of the other securities or property to which it is entitled upon such exercise) purchased hereunder for all purposes, and certificates for shares so purchased shall be delivered to the purchaser. If this Warrant shall be exercised in respect of a part of the shares of Common Stock covered hereby, the holder shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised, but otherwise identical hereto.

     This Warrant is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of BOH, for new Warrants of this tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase not less than 1,000 shares of Common Stock (except to the extent necessary to round out the balance of the number of shares purchasable hereunder).

     BOH covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). BOH further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, BOH will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, and will at its expense expeditiously upon each such reservation of shares use its best efforts to procure the listing thereof (subject to issuance or notice of issuance) on all stock exchanges on which the shares of Common Stock are then listed, or if BOH Shares are not then listed on a stock exchange on NASDAQ National Market System.

     The rights of the holder of this Warrant shall be subject to the following further terms and conditions:

     Section 1.1 BOH shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock or shares of Common Stock held in treasury, for the purpose of effecting the exercise of this Warrant, the full number of shares of Common Stock then issuable upon the exercise of this and all other outstanding Warrants, computed on the assumption that the adjustments required by the Agreement have become effective, in the event such is not then the case.

     Section 1.2 BOH will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock upon exercise of this Warrant. BOH shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Warrant or Warrants to be exercised, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to BOH the amount of any such tax, or has established, to the satisfaction of BOH, that such tax has been paid.

     Section 1.3 This Warrant shall not entitle the holder of any rights of a shareholder of BOH, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of BOH.

     Section 1.4 Subject to Section 1.5 and the terms and conditions set forth in the Agreement, this Warrant and all rights hereunder are transferable (in whole or in part), on the books of BOH by the registered holder thereof in person or by duly authorized attorney, upon surrender of this Warrant, properly endorsed, to BOH (or if BOH shall have notified the registered holder hereof of the appointment of an independent transfer agent for Warrants, then to such transfer agent). As used herein the term "this Warrant" shall mean and include any Warrant or Warrants hereafter issued in consequence of transfers of this Warrant in whole or in part.

     Section 1.5 THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO THIS WARRANT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, OR (ii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE. THE TRANSFERABILITY OF THIS WARRANT IS FURTHER SUBJECT TO THE PROVISIONS OF A WARRANT PURCHASE AGREEMENT DATED AS OF JULY 30, 1998, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE SECRETARY OF THE BANK OF HEMET.

     Section 1.6 The holder of this Warrant, by the acceptance hereof, agrees that prior to the exercise of any Warrants, at a time when said Warrants have not been registered under the Securities Act or any similar Federal statute, it will, if it has not requested or is then not entitled to such registration pursuant to the provisions of Article III of the Agreement, deliver to BOH a written representation that it is acquiring the shares of Common Stock issuable upon the exercise of such Warrants for its own account for investment, and not with a view to, or for sale in connection with, any distribution thereof, and not with any present intention of distributing or selling the same.

     Section 1.7 (a) This Warrant shall terminate and be of no further force or effect as provided in Article VII of the Agreement.

     (b) Notwithstanding any other provision contained herein, this Warrant and the rights conferred hereby shall terminate, and the full consideration paid by PCBG for this Warrant shall be immediately due and payable to PCBG, if BOH or PCBG receives written notice from the Federal Reserve Board to the effect that the execution and delivery of the Agreement or the issuance of the Warrants is not consistent with Section 3 of the BHC Act.

     Section 1.8 This Warrant shall be governed by and construed in accordance with the laws of the State of California.

     Section 1.9 This Warrant incorporates by reference all of the terms and conditions of the Agreement. This Warrant is subject to termination upon the occurrence of any of the events specified in Section 7.1 of the Agreement.

                                             THE BANK OF HEMET

                                      By: /s/ James B. Jaqua
                                          --------------------
                                          James B. Jaqua
                                          President



                                       By: /s/ Harold R. Williams
                                          -----------------------

                                          Secretary